                                                                     EXHIBIT 5.3


February 1, 1999

The United Illuminating Company
157 Church Street
New Haven, CT  06506-0901

Re:    Registration Statement on Form S-3
       REGISTRATION NO. 033-50221

Dear Gentlemen:

We hereby consent to the use of our opinion letter addressed to you, dated September 9, 1993, in connection with the registration of shares of The United Illuminating Company's Common Stock under the Securities Act of 1933 and to the references to our firm in the subject Registration Statement and the related Prospectus as amended by Post-effective Amendment No. 2.

Very truly yours,

/s/ WIGGIN & DANA

Wiggin & Dana